EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THIRD QUARTER OF 2007

Rosemont, IL– October 24, 2007 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended September 30, 2007 of $7.2 million, or $0.67 per diluted common share, relatively unchanged compared with the second quarter of 2007 net income of $7.2 million, or $0.65 per diluted common share. An increase in non-interest income, primarily due to a $1.8 million increase in syndication fee income, was largely offset by a $1.5 million increase in the provision for loan losses and a decrease in net interest income. While noninterest expense increased $407,000, a lower effective tax rate reduced income tax expense in the third quarter.

Net income for the nine months ended September 30, 2007 totaled $19.7 million, or $1.79 per diluted common share, a decrease of $14.4 million, or $1.28 per share, compared with the first nine months of 2006. The decrease in net income resulted primarily from the recognition in the third quarter of 2006 of an $11.4 million, or $1.02 per share, income tax benefit resulting from the reversal of accrued income tax liabilities relating to tax uncertainties in prior years. The decline in earnings also reflected a decline in net interest income of $4.3 million and an increase in the provision for loan losses of $3.8 million in 2007 as compared with 2006.

During the third quarter of 2007, the Company repurchased 40,000 shares of its common stock under its stock repurchase program at a cost of $1.1 million. Total shares outstanding at the end of the third quarter were 10,809,875, compared with 10,821,975 at the end of the second quarter.

Net Interest Income and Margin

Net interest income for the third quarter decreased $149,000, or $154,000 on a tax-equivalent basis, compared with net interest income for the second quarter of 2007. The tax-equivalent net interest margin declined eleven basis points to 3.33% in the third quarter 2007 from 3.44% in the second quarter. The decline in the net interest margin was driven by lower earning asset yields. Factors contributing to the lower asset yields included an increase in nonaccrual loans, the impact of a decline in the Prime interest rate on loans based on Prime and an increase in investment securities in the third quarter of 2007, which impacted asset mix for the quarter. The impact of the lower net interest margin was partially offset by an additional calendar day in the third quarter and a $62 million increase in quarterly average interest-earning assets.

Net interest income for the first nine months of 2007 decreased $4.3 million, or $4.1 million on a tax-equivalent basis, from the first nine months of 2006. Despite a $38.6 million increase in average interest-earning assets compared with the first nine months of 2006, increases in funding costs outpaced the increase in yield on interest-earning assets. The tax-equivalent net interest margin was 3.41% for the first nine months of 2007, compared with 3.63% for the first nine months of 2006.

The following table summarizes, for the periods indicated, the changes in interest earned and interest paid resulting from changes in volume and rates. Interest income is presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Quarter Ended Sept. 30, 2007 Over Quarter Ended June 30, 2007 INCREASE/(DECREASE)				Quarter Ended Sept. 30, 2007 Over Quarter Ended Sept. 30, 2006 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS (1)	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$245	$215	$—	$460	$(413)	$430	$17
Cash equivalents	317	(12)	4	309	223	(10)	213
Loans	305	(828)	541	18	1,210	(1,298)	(88)

Total interest-earning assets				787			142

INTEREST PAID ON:
Interest-bearing deposits	694	99	265	1,058	(358)	2,001	1,643
Total borrowings	(19)	(165)	67	(117)	331	(103)	228

Total interest-bearing liabilities				941			1,871

Net interest income, tax-equivalent	$574	$(941)	$213	$(154)	$562	$(2,291)	$(1,729)

(1)	Third quarter 2007 was comprised of 92 days, compared with 91 days in the second quarter of 2007.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2007		For Nine Months Ended Sept. 30,
	Third Quarter	Second Quarter	2007	2006
INTEREST-EARNING ASSETS:
Investment securities	5.08%	4.96%	4.99%	4.66%
Cash equivalents	5.00	5.19	5.12	4.77
Loans	7.72	7.85	7.81	7.71

Total interest-earning assets (tax equivalent)	7.14	7.25	7.21	7.00

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	4.54	4.50	4.49	3.92
Other borrowings and interest bearing liabilities	5.35	5.48	5.50	5.12

Total interest-bearing liabilities	4.69	4.68	4.66	4.12

Net interest spread (tax equivalent)	2.45%	2.57%	2.55%	2.88%

Net interest margin (tax equivalent)	3.33%	3.44%	3.41%	3.63%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
	(in thousands)
Service charges	$1,982	$1,895	$1,995	$5,687	$5,777
Trust services	534	643	553	1,664	1,605
Investment management services	356	362	483	1,183	1,390
Loan syndication fees	2,200	400	—	2,600	500
Other noninterest income	332	765	635	1,573	1,754

	5,404	4,065	3,666	12,707	11,026

Other derivative income (expense)	159	(61)	59	122	536

Total noninterest income	$5,563	$4,004	$3,725	$12,829	$11,562

Noninterest income increased $1.6 million to $5.6 million for the third quarter, from $4.0 million in the second quarter of 2007, due in large part to the recognition of $2.2 million in loan syndication fees in the third quarter.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical	$7,724	$8,427	$7,853	$24,361	$24,353
Incentives, commissions, and retirement	2,192	1,489	2,152	5,085	6,252

Total salaries and employee benefits	9,916	9,916	10,005	29,446	30,605
Occupancy of premises, furniture and equipment	2,981	2,905	2,796	8,646	8,709
Legal fees, net	442	649	501	1,898	1,319
Other professional services	555	503	424	1,739	1,198
Computer processing	389	440	446	1,269	1,341
Advertising and public relations	490	203	429	1,036	1,002
Nonperforming asset expense	94	141	285	527	339
Other noninterest expense	3,192	2,895	3,281	9,212	10,039

Total noninterest expense	$18,059	$17,652	$18,167	$53,773	$54,552

Total noninterest expense for the third quarter increased $407,000, or 2.3%, from the second quarter of 2007. Higher advertising and other noninterest expense, largely due to the timing of certain marketing and business development activities, were partly offset by decreases in legal fees and nonperforming asset expense.

Total noninterest expense for the first nine months of 2007 decreased $779,000, or 1.4%, from the first nine months of 2006. Lower salaries and employee benefits expense offset increases in legal and professional fees. Salaries and employee benefits expense for the first nine months of 2007 declined $1.2 million, or 3.8%, compared with the first nine months of 2006, primarily as a result of reduced incentive and retirement plan accruals.

Income Taxes

Income tax expense was $3.2 million for the third quarter, resulting in an effective tax rate of 30.6%, compared with an effective tax rate of 34.4% for the second quarter. The lower effective tax rate in the third quarter of 2007 was primarily caused by an increase in the Company’s deferred tax asset as a result of higher expected state income tax rates in future years. The State of Illinois passed legislation in 2007 that is expected to result in a higher effective state income tax rate for the Company in future years.

Income tax expense was $9.7 million, resulting in an effective tax rate of 33.0% for the first nine months of 2007, compared with $1.4 million, or an effective tax rate of 4.0% for the first nine months of 2006. Tax expense for the first nine months of 2006 was reduced by the recognition of an $11.4 million tax benefit relating to deductions taken on prior year tax returns that had not been recognized for financial reporting purposes. During 2006, tax liabilities established for these tax uncertainties were no longer required primarily as a result of the expiration of the statute of limitations of the Company’s 2002 federal income tax return.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Sept. 30, 2007		Dec. 31, 2006		Sept. 30, 2006
	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans
	(dollars in thousands)
Commercial and industrial	$823,724	32.8%	$770,863	30.8%	$747,555	30.1%
Commercial real estate secured	852,734	34.0	791,962	31.7	782,908	31.5
Real estate-construction	659,056	26.3	744,317	29.8	752,549	30.3

Total commercial loans	2,335,514	93.1	2,307,142	92.3	2,283,012	91.9

Residential real estate mortgages	61,356	2.4	62,453	2.5	63,426	2.5
Home equity loans and lines of credit	99,560	4.0	116,516	4.6	125,947	5.0
Consumer	11,369	0.5	13,237	0.5	13,552	0.5
Other loans	1,094	0.0	1,396	0.1	1,452	0.1

Total consumer-oriented loans	173,379	6.9	193,602	7.7	204,377	8.1

Gross loans	2,508,893	100.0%	2,500,744	100.0%	2,487,389	100.0%

Less: Unearned discount	(39)		(59)		(68)

Total loans	$2,508,854		$2,500,685		$2,487,321

Total loans on September 30, 2007 increased $8.1 million compared with December 31, 2006, and increased $21.5 million compared with September 30, 2006. Total commercial and industrial (C&I) loans on September 30, 2007 increased $52.9 million, or 6.9%, from December 31, 2006, and $76.2 million, or 10.2%, compared with September 30, 2006. Commercial real estate secured loans increased $60.8 million, or 7.7%, from December 31, 2006, and $69.8 million, or 8.9%, compared with September 30, 2006.

Real estate – construction loans declined $85.3 million, or 11.5%, compared to December 31, 2006, and $93.5 million, or 12.4%, compared with September 30, 2006. The decline was primarily in real estate-construction loans to developers for residential properties. Consumer-oriented loans declined $20.2 million, or 10.4%, from December 31, 2006, an anticipated decline that reflects the Company’s strategic decision in 2002 to withdraw from third-party originated loans.

Loan Quality and the Allowance for Loan Losses

Nonperforming assets were $56.8 million, or 1.65% of total assets on September 30, 2007, compared with $37.1 million, or 1.13% of total assets on June 30, 2007, and $33.6 million, or 0.99% of total assets on December 31, 2006. A significant amount of the increase in nonperforming assets from June 30, 2007 to September 30, 2007 related to a single borrower with loans totaling $14.9 million. While this borrower’s financial condition has been under heightened monitoring since the beginning of 2007, changed circumstances during the third quarter indicated a higher risk of the borrower’s noncompliance with the terms of its debt obligations and therefore, warranted the loans being moved to nonaccrual status. The following table presents nonperforming assets and related data as of the dates indicated:

	Sept. 30, 2007	June 30, 2007	Dec. 31, 2006	Sept. 30, 2006
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$4,311	$1,339	$10,046	$2,131
Nonaccrual loans:
Commercial and industrial	4,539	3,632	4,686	5,093
Commercial real estate secured	6,186	6,333	1,037	708
Real estate – construction	35,554	22,185	15,570	11,544
All other loan types	3,227	2,712	1,818	2,518

Total nonaccrual loans	49,506	34,862	23,111	19,863

Total nonperforming loans	53,817	36,201	33,157	21,994
Other real estate owned	2,947	943	412	473

Total nonperforming assets	$56,764	$37,144	$33,569	$22,467

Nonperforming loans to total loans	2.15%	1.41%	1.33%	0.88%
Nonperforming assets to total loans plus repossessed property	2.26%	1.45%	1.34%	0.90%
Nonperforming assets to total assets	1.65%	1.13%	0.99%	0.66%

We classify all nonaccrual commercial loans as impaired, as well as those accruing commercial loans that we believe to have higher risk of noncompliance with the contractual repayment schedule for both interest and principal. Once a loan has been determined to be impaired, it is measured for impairment based on the fair value of the collateral, less cost to sell. The following table presents impaired loans and the related allowance for loan losses for impaired loans as of the dates indicated:

	Sept. 30, 2007	June 30, 2007	Dec. 31, 2006	Sept. 30, 2006
	(in thousands)
Recorded balance of impaired loans	$52,009	$36,045	$24,136	$26,375
Allowance for loan losses related to impaired loans	$3,708	$4,249	$2,528	$2,404

Although impaired loans at September 30, 2007 increased $16.0 million, or 44.3%, compared with June 30, 2007, the allowance for loan losses related to impaired loans declined $541,000, or 12.7%. During the third quarter, $2.2 million in charge-offs were recognized that related to two loan relationships with specific reserves at June 30, 2007.

Net charge-offs for the third quarter were $2.8 million, compared with $431,000 in the second quarter of 2007 and $2.8 million in the first quarter of 2007. Net charge-offs for the first nine months of 2007 were $6.0 million, or 0.32% annualized, of total loans, compared with $5.7 million, or 0.31% annualized, of average loans for the first nine months of 2006.

The allowance for loan losses on September 30, 2007 was $40.4 million, or 1.61% of total loans, compared with 1.55% on June 30, 2007, 1.50% on December 31, 2006 and 1.48% on September 30, 2006.

The provision for loan losses was $3.4 million for the third quarter of 2007, compared with $1.9 million and $3.6 million for the second and first quarters of 2007, respectively. The increases in net charge-offs, nonperforming loans and the amount of performing loans that have been assessed by us as having higher credit risk, and therefore receiving heighten monitoring, caused us to increase our provision for loan losses in the third quarter.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended			For Nine Months Ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
	(dollars in thousands)
Average total loans	$2,531,985	$2,516,236	$2,470,950	$2,511,867	$2,423,505

Total loans at end of period	$2,508,854	$2,562,000	$2,487,321	$2,508,854	$2,487,321

Allowance for loan losses:
Allowance at beginning of period	$39,799	$38,330	$36,508	$37,516	$37,481
Net (charge-offs) recoveries:
Commercial and commercial real estate	(432)	(215)	(1,062)	(1,822)	(4,776)
Real estate - construction	(2,219)	(10)	(551)	(3,283)	(554)
Residential real estate mortgages and consumer loans	(118)	(206)	(103)	(881)	(359)

Total net charge-offs	(2,769)	(431)	(1,716)	(5,986)	(5,689)
Provision for loan losses	3,400	1,900	2,100	8,900	5,100

Allowance at end of period	$40,430	$39,799	$36,892	$40,430	$36,892

Annualized net charge-offs to average total loans	0.44%	0.07%	0.28%	0.32%	0.31%
Allowance to total loans at end of period	1.61%	1.55%	1.48%	1.61%	1.48%
Allowance to nonperforming loans	75.12%	109.94%	167.74%	75.12%	167.74%

Funding Liabilities

Average total deposits for the third quarter increased $65.4 million compared with the second quarter of 2007. Average in-market deposits increased $38.0 million in the third quarter primarily as a result of increases in certificates of deposit. In comparison to the third quarter of 2006, average in-market deposits increased $44.1 million primarily as result of an increase in money market accounts. Average out-of-market deposits for the third quarter increased $27.4 million compared with the second quarter of 2007, driven by an increase in brokered certificates of deposit.

The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	Sept. 30, 2007		June 30, 2007		Sept. 30, 2006
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
In-market deposits:
Noninterest-bearing deposits	$393,447	15.1%	$379,243	15.0%	$395,243	15.1%
NOW accounts	78,113	3.0	82,328	3.2	89,392	3.4
Savings deposits	52,908	2.0	55,108	2.2	64,452	2.5
Money market accounts	735,512	28.4	724,659	28.6	631,600	24.2
Customer certificates of deposit	519,572	20.0	490,321	19.4	543,128	20.8
Public time deposits	60,147	2.3	70,037	2.8	71,818	2.7

Total in-market deposits	1,839,699	70.8	1,801,696	71.2	1,795,633	68.7

Out-of-market deposits:
Brokered money market deposits	62,515	2.4	71,063	2.8	19,810	0.8
Out-of-local-market certificates of deposit	117,034	4.5	115,177	4.5	125,951	4.8
Brokered certificates of deposit	578,640	22.3	544,597	21.5	670,623	25.7

Total out-of-market deposits	758,189	29.2	730,837	28.8	816,384	31.3

Total deposits	$2,597,888	100.0%	$2,532,533	100.0%	$2,612,017	100.0%

Total deposits were $2.59 billion on September 30, 2007, a decrease of $48.3 million from December 31, 2006, and a decrease of $60.8 million from September 30, 2006. In-market deposits on September 30, 2007 were $56.2 million lower than on December 31, 2006. Noninterest-bearing deposits were $52.9 million lower and certificates of deposit were $27.4 million higher on September 30, 2007 compared with December 31, 2006. The decrease in noninterest-bearing deposits included a $60.6 million decline in deposits relating to corporate trust services which reflected routine seasonal characteristics.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	Sept. 30, 2007	Dec. 31, 2006	Sept. 30, 2006
	(in thousands)
In-market deposits:
Noninterest-bearing deposits	$394,939	$447,862	$390,123
NOW accounts	77,730	82,484	83,829
Savings accounts	52,143	59,523	62,554
Money market accounts	742,637	742,859	664,569
Customer certificates of deposit	543,999	516,624	532,502
Public time deposits	50,255	68,580	81,043

Total in-market deposits	1,861,703	1,917,932	1,814,620
Out-of-market deposits:
Brokered money market deposits	52,895	65,090	64,223
Out-of-local-market certificates of deposit	115,453	105,119	122,486
Brokered certificates of deposit	561,587	551,786	651,134

Total out-of-market deposits	729,935	721,995	837,843

Total deposits	$2,591,638	$2,639,927	$2,652,463

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2007 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the possible decline in residential real estate sales volume and the likely potential for illiquidity in the real estate market; the risks associated with management changes and employee turnover; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2006 Annual Report on Form 10-K filed with the SEC on March 15, 2007. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Ilene Stevens

847-653-7731

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited)
	September 30, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$55,194	$134,920
Investment securities	800,607	669,085
Loans, net of allowance for loan losses of $40,430 and $37,516 at September 30, 2007 and December 31, 2006, respectively	2,468,424	2,463,169
Premises, leasehold improvements and equipment, net	14,870	14,799
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,286	11,805
Other real estate and repossessed assets, net	2,947	412
Goodwill	23,237	23,237
Other assets	67,662	62,240

Total assets	$3,445,227	$3,379,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$394,939	$447,862
Interest-bearing	2,196,699	2,192,065

Total deposits	2,591,638	2,639,927
Other borrowings	303,234	262,319
Accrued interest, taxes and other liabilities	37,697	39,622
FHLB advances	145,000	80,000
Junior subordinated debentures	86,607	86,607

Total liabilities	3,164,176	3,108,475

Stockholders’ equity:
Preferred stock	—	—
Common stock	115	115
Surplus	196,873	194,687
Retained earnings	105,464	89,045
Accumulated other comprehensive loss, net	(3,313)	(5,598)
Treasury stock	(18,088)	(7,057)

Total stockholders’ equity	281,051	271,192

Total liabilities and stockholders’ equity	$3,445,227	$3,379,667

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
Interest income:
Interest and fees on loans	$49,226	$49,208	$49,289	$146,614	$139,549
Interest and dividends on investment securities:
Taxable	6,113	5,640	6,317	17,528	18,659
Tax-exempt	1,516	1,524	1,372	4,570	4,004
Interest on cash equivalents	628	319	415	1,468	1,189

Total interest income	57,483	56,691	57,393	170,180	163,401

Interest expense:
Deposits	25,216	24,158	23,573	73,098	63,007
Other borrowings	2,497	2,748	2,670	8,044	7,986
FHLB advances	1,475	1,356	1,076	3,895	3,016
Junior subordinated debentures	1,988	1,973	1,986	5,925	5,829

Total interest expense	31,176	30,235	29,305	90,962	79,838

Net interest income	26,307	26,456	28,088	79,218	83,563
Provision for loan losses	3,400	1,900	2,100	8,900	5,100

Net interest income after provision for loan losses	22,907	24,556	25,988	70,318	78,463

Noninterest income:
Service charges	1,982	1,895	1,995	5,687	5,777
Trust and investment management fees	890	1,005	1,036	2,847	2,995
Loan syndication fees	2,200	400	—	2,600	500
Other derivative income (expense)	159	(61)	59	122	536
Other noninterest income	332	765	635	1,573	1,754

Total noninterest income	5,563	4,004	3,725	12,829	11,562

Noninterest expense:
Salaries and employee benefits	9,916	9,916	10,005	29,446	30,605
Occupancy of premises	2,178	2,080	1,964	6,144	5,943
Furniture and equipment	803	825	832	2,502	2,766
Legal fees, net	442	649	501	1,898	1,319
Other professional services	555	503	424	1,739	1,198
Computer processing	389	440	446	1,269	1,341
Advertising and public relations	490	203	429	1,036	1,002
Other noninterest expense	3,286	3,036	3,566	9,739	10,378

Total noninterest expense	18,059	17,652	18,167	53,773	54,552

Income before income taxes	10,411	10,908	11,546	29,374	35,473
Income tax expense (benefit)	3,190	3,756	(7,347)	9,679	1,417

Net income	$7,221	$7,152	$18,893	$19,695	$34,056

Basic earnings per common share	$0.68	$0.65	$1.72	$1.81	$3.12
Diluted earnings per common share	0.67	0.65	1.70	1.79	3.07

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date September 30,		2007			2006
			Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2007	2006
Condensed Income Data:
Interest income	$170,180	$163,401	$57,483	$56,691	$56,006	$57,599	$57,393
Interest expense	90,962	79,838	31,176	30,235	29,551	29,970	29,305

Net interest income	79,218	83,563	26,307	26,456	26,455	27,629	28,088
Provision for loan losses	8,900	5,100	3,400	1,900	3,600	900	2,100

Net interest income after provision for loan losses	70,318	78,463	22,907	24,556	22,855	26,729	25,988
Noninterest income:
Service charges	5,687	5,777	1,982	1,895	1,810	1,961	1,995
Trust and investment mgmt. fees	2,847	2,995	890	1,005	952	1,160	1,036
Other derivative income (expense)	122	536	159	(61)	24	(42)	59
Other	4,173	2,254	2,532	1,165	476	1,624	635

Total noninterest income	12,829	11,562	5,563	4,004	3,262	4,703	3,725
Noninterest expense:
Salaries and employee benefits	29,446	30,605	9,916	9,916	9,614	10,047	10,005
Occupancy, furniture and equipment	8,646	8,709	2,981	2,905	2,760	2,760	2,796
Legal fees, net	1,898	1,319	442	649	807	847	501
Advertising and public relations	1,036	1,002	490	203	343	523	429
Other	12,747	12,917	4,230	3,979	4,538	4,530	4,436

Total noninterest expense	53,773	54,552	18,059	17,652	18,062	18,707	18,167

Income before income taxes	29,374	35,473	10,411	10,908	8,055	12,725	11,546
Income tax expense (benefit)	9,679	1,417	3,190	3,756	2,733	618	(7,347)

Net income	$19,695	$34,056	$7,221	$7,152	$5,322	$12,107	$18,893

Per Share Data:
Net income per common share:
Basic	$1.81	$3.12	$0.68	$0.65	$0.48	$1.10	$1.72
Diluted	1.79	3.07	0.67	0.65	0.48	1.09	1.70
Cash dividends per common share	0.30	0.18	0.10	0.10	0.10	0.10	0.06
Book value per common share	26.00	23.35	26.00	24.72	25.00	24.36	23.35
Tangible book value per common share (1)	23.85	21.26	23.85	22.57	22.92	22.28	21.26
Dividend payout ratio	16.76%	5.86%	14.93%	15.38%	20.83%	9.17%	3.53%
Weighted average shares-basic	10,871,989	10,921,909	10,687,516	10,921,043	11,012,124	10,994,326	10,965,144
Weighted average shares-diluted	10,994,879	11,102,222	10,784,289	11,043,509	11,162,769	11,136,919	11,105,681
Shares outstanding-end of period	10,809,875	11,118,238	10,809,875	10,821,975	11,126,642	11,131,059	11,118,238

Average Balance Sheet Data (2):
Total assets	$3,310,389	$3,272,722	$3,346,412	$3,287,336	$3,296,874	$3,346,485	$3,308,411
Investments	655,798	710,495	664,970	643,551	658,805	700,351	706,723
Cash equivalents	37,790	32,853	49,087	24,261	39,922	82,170	31,684
Loans	2,511,867	2,423,505	2,531,985	2,516,236	2,486,884	2,451,614	2,470,950
Total interest-earning assets	3,205,455	3,166,853	3,246,042	3,184,048	3,185,611	3,234,135	3,209,357
Interest-bearing deposits	2,177,657	2,151,241	2,204,441	2,153,290	2,174,916	2,222,295	2,216,774
Borrowings	346,381	351,372	348,998	352,213	337,810	323,800	325,405
Junior subordinated debentures	86,607	87,223	86,607	86,607	86,607	86,607	86,607
Total interest-bearing liabilities	2,610,645	2,589,836	2,640,046	2,592,110	2,599,333	2,632,702	2,628,786
Noninterest-bearing deposits	384,830	399,535	393,447	379,243	381,670	406,369	395,243
Total stockholders’ equity	273,600	227,105	271,745	276,306	272,760	263,054	234,212

Performance Ratios (annualized):
Return on average assets	0.79%	1.39%	0.86%	0.87%	0.65%	1.45%	2.28%
Return on average equity	9.60%	19.99%	10.63%	10.35%	7.80%	18.41%	32.27%
Efficiency ratio (3)	58.42%	57.35%	56.66%	57.95%	60.78%	57.86%	57.11%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$79,218	$83,563	$26,307	$26,456	$26,455	$27,629	$28,088
Add: Tax equivalent adjust.-investment (4)	2,460	2,156	816	820	824	835	739
Tax equivalent adjust.-loans (4)	183	268	62	63	58	85	87

Tax equivalent net interest income	$81,861	$85,987	$27,185	$27,339	$27,337	$28,549	$28,914

Net interest margin without tax adjust.	3.30%	3.53%	3.22%	3.33%	3.36%	3.40%	3.48%
Net interest margin - tax equivalent (4)	3.41%	3.63%	3.33%	3.44%	3.47%	3.51%	3.58%
Yield on earning assets without tax adjust.	7.10%	6.90%	7.03%	7.14%	7.11%	7.08%	7.10%
Yield on earning assets - tax equivalent (4)	7.21%	7.00%	7.14%	7.25%	7.23%	7.19%	7.21%
Yield on interest-bearing liabilities	4.66%	4.12%	4.69%	4.68%	4.61%	4.52%	4.42%
Net interest spread - without tax adjust.	2.44%	2.77%	2.35%	2.46%	2.50%	2.56%	2.68%
Net interest spread - tax equivalent (4)	2.55%	2.88%	2.45%	2.57%	2.62%	2.67%	2.79%
Average interest-earning assets to average interest-bearing liabilities	122.78%	122.28%	122.95%	122.84%	122.55%	122.84%	122.09%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Sept. 30, 2007	Sept. 30, 2006	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006
Condensed Balance Sheet Data:
Total assets	$3,445,227	$3,383,710	$3,299,684	$3,253,160	$3,379,667
Investment securities	800,607	687,185	610,239	628,124	669,085
Total loans	2,508,854	2,487,321	2,562,000	2,501,508	2,500,685
Allowance for loan losses	40,430	36,892	39,799	38,330	37,516
Goodwill	23,237	23,237	23,237	23,237	23,237
Total deposits	2,591,638	2,652,463	2,512,255	2,492,373	2,639,927
Other borrowings	303,234	264,157	291,095	275,834	262,319
FHLB advances	145,000	80,000	105,000	80,000	80,000
Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607
Total stockholders’ equity	281,051	259,588	267,516	278,218	271,192

Asset Quality Ratios:
Nonperforming loans	$53,817	$21,994	$36,201	$27,228	$33,157
Nonperforming assets	56,764	22,467	37,144	27,579	33,569
Allowance for loan losses to total loans	1.61%	1.48%	1.55%	1.53%	1.50%
Allowance for loan losses to nonperforming loans	75.12%	167.74%	109.94%	140.77%	113.15%
Net charge-offs to average total loans (5)	0.32%	0.31%	0.26%	0.45%	0.25%
Nonperforming assets to total loans plus repossessed property
	2.26%	0.90%	1.45%	1.10%	1.34%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	8.16%	7.67%	8.11%	8.55%	8.02%
Total tangible equity to assets (1)	7.48%	6.98%	7.40%	7.84%	7.34%
Average stockholders’ equity to average assets (6)
	8.26%	6.94%	8.34%	8.27%	7.18%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.